UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2016

________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 14, 2016, LKQ Italia Bondco S.p.A. (the “Issuer”), an indirect, wholly-owned subsidiary of LKQ Corporation (the “Company,” “we,” or “our”) completed an offering of €500 million aggregate principal amount of senior notes due April 1, 2024 (the “Notes”) in a private placement conducted pursuant to Regulation S and Rule 144A under the Securities Act of 1933. The proceeds from the offering will be used to repay revolver borrowings under our senior secured credit agreement and to pay related fees and expenses. The Notes are governed by the Indenture dated as of April 14, 2016 (the “Indenture”) among the Issuer, the Company and certain of the Company’s subsidiaries (the “Guarantors”), the trustee, paying agent, transfer agent, and registrar.
The Notes bear interest at a rate of 3.875% per year from the date of original issuance or from the most recent payment date on which interest has been paid or provided for. Interest on the Notes is payable in arrears on April 1 and October 1 of each year, beginning on October 1, 2016. The Notes will be fully and unconditionally guaranteed by the Guarantors.
The Notes and the guarantees will be the Issuer’s and each Guarantor’s senior unsecured obligations and will be subordinated to all of the Guarantors’ existing and future secured debt to the extent of the assets securing that secured debt. In addition, the Notes will be effectively subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the Notes to the extent of the assets of those subsidiaries. Pursuant to the Indenture, we have agreed to take all actions that may legally be taken in order to cause two of our Italian subsidiaries and two of our Czech subsidiaries, each of which are subsidiaries of the Rhiag group we recently acquired, to become Guarantors within 60 days after the issue date of the Notes. The Notes have been listed on the ExtraMOT, Professional Segment of the Borsa Italia S.p.A. securities exchange and we have agreed to use commercially reasonable efforts to maintain such listing and to also cause the Notes to be listed on the Global Exchange Market of the Irish Stock Exchange as promptly as practicable after the issue date of the Notes.
The Notes will be redeemable, in whole or in part, at any time at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date plus a “make whole” premium. On or after January 1, 2024, we may redeem some or all of the Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date. We may be required to make an offer to purchase the notes upon the sale of certain assets, subject to certain exceptions, and upon a change of control. In addition, in the event of certain developments affecting taxation or in certain other circumstances, we may redeem the Notes in whole, but not in part, at any time at a redemption price of 100% of the principal amount thereof plus accrued but unpaid interest, if any, and certain additional amounts, if any, to the redemption date.
The Indenture, which includes the form of the Notes and the form of the guarantees, is filed as Exhibit 4.1 to this report and incorporated herein by reference. The description of the Indenture and the Notes in this report are summaries only, do not purport to be complete, and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture dated as of April 14, 2016 among LKQ Italia Bondco S.p.A., as Issuer, LKQ Corporation, certain subsidiaries of LKQ Corporation, the trustee, paying agent, transfer agent, and registar.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 18, 2016

LKQ CORPORATION

By:	/s/ DOMINICK ZARCONE
Dominick Zarcone
Executive Vice President and Chief Financial Officer